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                                                                   Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Safeway Inc. on Form S-8 of our report dated February 25, 2000, incorporated by reference in the Annual Report on Form 10-K of Safeway Inc. for the year ended January 1, 2000.


/s/ DELOITTE & TOUCHE LLP


San Francisco, California
September 14, 2000